Labor Contract
Employer (Party A):
Company name: ZHUHAI KING GLASS ENGINEERING CO., LTD
Business code:61751342-0
Address:105 Baishi Road, Jiuzhou West Avenue Zhuhai, China.
Phone number: 0756-8538919

Employee (Party B):
Name: Tang Nianzhong
ID card No.:440602631009153
Address:
Phone number

Employees from other city who have registered in Zhuhai
This Contract is signed on a mutuality voluntary basis by and between following Employer and Employee in accordance with the Labor Law of People Republic of China.

1.	Term of the Contract:
This contract is effective from Jan.1,2004 to Dec.31,2009 without probationary period.
2.	Job Description:
1) The Employee should complete the task assigned by the Employer in time and meet the required standard of quality and quantity. If the Employee is not qualified for the job, the Employer could adjust the employee’s job.
2) If the Employer adjusts the position of Employee according to the requirement of operation, they should act in accordance with the provisions of altering contract. The agreement or notification for it should be signed by both sides.
3. Working Hours
1) The normal working hours of the Employee shall be eight hours each day and not beyond an average of forty hours per week.
2) The extended working hour for a day shall generally not exceed three hours a day, and thirty-six hours a month.
3) The Employer should guarantee the Employee one day’s rest per week.
4) The Employee should have the holidays provided by nation and other regulations
5) The employer could apply timework system according to the special operation
4. Payment of the salary
1) The salary should be paid before tenth every month.
2) The salary is RMB1000 per month
2) The employee’s compensation for work-caused injuries is counted on the base of the average salary of previous 12 months of last year.
3) After negotiation, the employer could deduct such amount as individual income tax and mandatory social security programs from the salary.
5. Working Protection & working Conditions
1)The employer should build up some operation systems regulations for working safely.
2)The Employer should provide the Employee with safety protection according to the Employee’s position, conforming to the provisions of the State and necessary article of labor protection.

3) The remuneration for working safely will be executed on the state and local rules and regulations.
6. Social Security
The employee and the employer should take part in the social security and pay fee for it.
7. Labor Discipline
1)The employer should make the regulations according to the national and local laws and rules, and let it effective after the confirm of trade union. The company’s regulations should be recorded in the Labor and supervisor team.
2) The Employee shall comply with the management directions of the employer and obey the bylaws and labor disciplines of the Employer
8. Termination, Modification and discharge of the Contract
1) At the date of expiration, the contract could be terminated.
2) The contact could be modified when the situations are changed.
3) After negotiation, the employee and the employer could discharge the contract.
10. Labor Disputes
Where a labor dispute between the parties takes place during the performance of this Contract, the parties concerned may seek for a settlement through consultation or either party may apply to the labor dispute mediation committee of their unit for mediation; if the mediation fails and one of the parties requests for arbitration that party may apply to the labor dispute arbitration committee for arbitration. Either party may also directly apply to the labor dispute arbitration committee for arbitration within 60 days starting from the date of the occurrence of a labor dispute. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to a people’s court within 15 days of the date of receiving the ruling of arbitration. If one party didn’t carry out adjudication of arbitration, the other party could do it.
11.Some agreements which are about labor training and business confidential could be negotiated and regarded as attachments for the contract and will be effective equally.
12. Things, which are not mentioned here, are ruled by relevant laws and regulations. During the contract period, any part should follow the latest amended provision of law and regulation.
13. The following documents are regarded as attachments for the contract and will be effective equally.
i.	The Employee’s Manual
14.The contract is effective after it is signed by both parties. It is duplicate and effective equally.

Employer:	Employee:

Legal Representative:
Date of Contract:
Discriminateand Confirm Comment:	Jan,11,2004
Discriminate and Confirm Office:
The people for Discriminate and Confirm:
Date of discriminate and Confirm: